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                                                                      Exhibit 23

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-17030) pertaining to the 1986 Stock Option Plan; in the Registration Statements (Forms S-8 No. 33-68474, No. 33-24122, No. 33-30716 and No.
333-17259) pertaining to the 1988 Stock Option Plan; in the Registration Statement (Form S-8 No. 333-59861) pertaining to the 1997 Stock Option Plan; in the Registration Statements (Forms S-8 No. 33-68476 and No. 333-71971) pertaining to the Stock Option Plan for Nonemployee Directors; and in the Registration Statements (Forms S-3 No. 33-87948, No. 333-28139, No. 333-29171,
No. 333-45803 and No. 333-69317, and Form S-4 No. 33-06901) and in the related
Prospectuses of Duramed Pharmaceuticals, Inc. of our report dated March 29, 1999 with respect to the consolidated financial statements and schedule of Duramed Pharmaceuticals, Inc. included in this Annual Report (Form 10-K/A) for the year ended December 31, 1998.



                                                               ERNST & YOUNG LLP

Cincinnati, Ohio
March 29, 1999